EXHIBIT (5)(d)

                                                                      Final 1/96

                      FIRST AMERICAN INVESTMENT FUNDS, INC.

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

                                 AMENDMENT NO. 6
                                       to
                                    EXHIBIT A

EFFECTIVE DATES:

Portfolio                                              Effective Date

Stock Fund                                             April 2, 1991
Special Equity Fund                                    April 2, 1991
Fixed Income Fund                                      April 2, 1991
Intermediate Government Bond Fund                      April 2, 1991
Intermediate Tax Free Fund                             April 2, 1991
Intermediate Term Income Fund                          September 15, 1992
Equity Index Fund                                      September 15, 1992
Regional Equity Fund                                   September 15, 1992
Limited Term Income Fund                               September 15, 1992
Balanced Fund                                          September 15, 1992
Asset Allocation Fund                                  September 15, 1992
Minnesota Insured Intermediate
     Tax Free Fund                                     December 31, 1993
Colorado Intermediate Tax Free Fund                    December 31, 1993
Emerging Growth Fund                                   December 31, 1993
Technology Fund                                        December 31, 1993
International Fund                                     December 31, 1993
Equity Income Fund                                     January 31, 1994
Diversified Growth Fund                                January 31, 1994
Real Estate Securities Fund                            June 12, 1995
Health Sciences Fund                                   January 31, 1996


ADVISORY FEES:                                        Annual Advisory Fee
                                                       as a Percentage of
Portfolio             Average Daily Net Assets       Average Daily Net Assets

Stock Fund                On All Assets                        .70%

Special Equity            On All Assets                        .70%
Fund

Fixed Income              On All Assets                        .70%
Fund

Intermediate              On All Assets                        .70%
Government Bond
Fund

Intermediate Tax          On All Assets                        .70%
Free Fund

Intermediate Term         On All Assets                        .70%
Income Fund

Equity Index Fund         On All Assets                        .70%

Regional Equity           On All Assets                        .70%
Fund

Limited Term              On All Assets                        .70%
Income Fund

Balanced Fund             On All Assets                        .70%

Asset Allocation          On All Assets                        .70%
Fund

Minnesota Insured         On All Assets                        .70%
Intermediate Tax
Free Fund

Colorado Interme-         On All Assets                        .70%
diate Tax Free Fund

Emerging Growth           On All Assets                        .70%
Fund

Technology Fund           On All Assets                        .70%

International Fund        On All Assets                       1.25%

Equity Income             On All Assets                        .70%
Fund

Diversified Growth        On All Assets                        .70%
Fund

Real Estate Securites     On All Assets                        .70%
Fund

Health Sciences           On All Assets                        .70%